DISTRIBUTION AGREEMENT



    THIS AGREEMENT is made as of this 22nd day of December, 1998, by and between La Crosse Funds, Inc., a Wisconsin corporation
(the "Corporation"), and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

    WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue shares of common stock (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

    WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the
"NASD"); and

    WHEREAS, the Corporation and Distributor desire  to
enter  into  an agreement pursuant to which Distributor
shall   be  the  distributor  of  the  Shares  of   the
Corporation  representing  the  investment   portfolios
listed   on   Schedule  A  hereto  and  any  additional
investment portfolios the Corporation and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.   Appointment of the Distributor.

        The Corporation hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement.
Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.


2.     Services, Duties and Representations of the Distributor.

      2.1   Distributor  will  act  as  agent  for  the
distribution   of   Shares  in  accordance   with   the
instructions of the Corporation's Board of Directors and the registration statement and prospectuses then in effect with respect to the Funds under the Securities
Act of 1933, as amended (the "1933 Act").

       2.2    Distributor   may   finance   appropriate
activities   which  it  deems  reasonable   which   are
primarily  intended to result in the  sale  of  Shares,
including,   but  not  limited  to,  advertising,

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the printing  and  mailing of prospectuses to other than
current shareholders, and the printing and mailing of sales literature. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act only on its own behalf as principal. The
Distributor shall not be obligated to sell any certain number of Shares of any Fund.

      2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per unit (the "offering price") equal to their net asset value (determined in the manner set forth in the Funds' then current prospectus).

      2.4 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and the NASD.

      2.5   Distributor shall furnish  the  Corporation
from time to time such information with respect to  the
Distributor  and its operations as the Corporation  may
reasonably request including, but not limited to,  such
information   regarding   the   Distributor   and   its
operations as may be required to be included in filings with the Commission.

     2.6  Distributor acknowledges that the Corporation
has  inquired  of the Distributor as to the  Year  2000
compliance status of its computer systems and software and those of its software vendors. Distributor shall report to the Board of the Corporation at least quarterly as to the Year 2000 compliance status of its mission critical computer systems and software .


3.   Duties and Representations of the Corporation.

       3.1   The  Corporation  represents  that  it  is
registered as an open-end management investment company
under the 1940 Act and that it has and will continue to
act  in  conformity with its Articles of Incorporation,
By-Laws,  its registration statement as may be  amended
from   time   to   time  and  resolutions   and   other
instructions of its Board of Directors and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which Shares are offered and sold, and the rules and regulations thereunder.

      3.2   The Corporation shall take or cause  to  be
taken all necessary action to register and maintain the
registration of the Shares under the 1933 Act for  sale
as  herein  contemplated and shall pay  all  costs  and
expenses in connection with the registration of  Shares
under the 1933 Act, and be responsible for all expenses
in connection with maintaining facilities for the issue
and  transfer  of Shares and for supplying information,
prices   and  other  data  to  be  furnished   by   the
Corporation hereunder.

      3.3   The Corporation shall execute any  and  all
documents  and  furnish  any and  all  information  and
otherwise  take  all actions which  may  be  reasonably
necessary   in  the  discretion
of  the  Corporation's
officers  in connection with the qualification  of  the
Shares  for sale in such states as Distributor and  the
Corporation    may   approve,   shall   maintain    the
registration of a sufficient number or amount of shares thereunder, and shall pay all expenses which may be incurred in connection with such qualification.

     3.4 The Corporation shall, at its expense, keep the Distributor fully informed with regard to its affairs. Distributor shall be deemed to have the same knowledge of the Corporation's affairs as Distributor's affiliates' actual knowledge of such affairs. In addition, the Corporation shall furnish Distributor from time to time such information with respect to the Corporation and the Shares as Distributor may reasonably request, and the Corporation warrants that the statements contained in any such information shall be true and correct. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.


      3.5   The  Corporation represents to  Distributor
that  all  registration statements and prospectuses  of
the   Corporation  filed  or  to  be  filed  with   the
Commission  under  the 1933 Act  with  respect  to  the
Shares  have  been and will be prepared  in  conformity
with  the  requirements of the 1933 Act, the 1940  Act,
and   the  rules  and  regulations  of  the  Commission
thereunder.   As  used  in  this  Agreement  the  terms
"registration  statement" and "prospectus"  shall  mean
any  registration  statement and  prospectus  (together
with  the  related statement of additional information)
at  any time now or hereafter filed with the Commission
with  respect  to any of the Shares and any  amendments
and  supplements thereto which at any time  shall  have
been  or  will  be  filed with  said  Commission.   The
Corporation represents and warrants to Distributor that
any  registration statement and prospectus,  when  such
registration statement becomes effective, will  contain
all  statements  required  to  be  stated  therein   in
conformity  with  the 1933 Act, the 1940  Act  and  the
rules  and  regulations  of the  Commission;  that  all
information contained in the registration statement and
prospectus  will  be true and correct in  all  material
respects  when  such  registration  statement   becomes
effective; and that neither the registration  statement
nor  any  prospectus  when such registration  statement
becomes effective will include an untrue statement of a
material fact or omit to state a material fact required
to   be  stated  therein  or  necessary  to  make   the
statements  therein  not  misleading.  The  Corporation
agrees  to  file  from  time to time  such  amendments,
supplements,  reports and other  documents  as  may  be
necessary or required in order to comply with the  1933
Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading.

      3.6  The Corporation shall not file any amendment
to  the  registration statement or  supplement  to  any
prospectus without giving Distributor reasonable notice
thereof  in  advance and if the Distributor objects  to
such   amendment   (after  a  reasonable   time),   the
Corporation  may terminate this Agreement forthwith  by
written  notice to the Distributor without  payment  of
any penalty.  If the Corporation shall not  propose  an
amendment   or   amendments   and/or   supplement    or
supplements promptly after receipt by the Corporation of a written request in good faith from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor requests the

Corporation to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Corporation fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Corporation without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Corporation's right to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

      3.7 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Corporation's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Corporation shall advise Distributor promptly of such determination.

       3.8   The  Corporation  agrees  to  advise   the
Distributor promptly in writing:

            (i)    of   any  correspondence  or   other
communication  by the Commission or its staff  relating
to  the Funds including requests by the Commission  for
amendments    to   the   registration   statement    or
prospectuses;

           (ii)  in  the event of the issuance  by  the
Commission   of   any   stop   order   suspending   the
effectiveness   of   the  registration   statement   or
prospectuses then in effect or the initiation of any proceeding for that purpose;

          (iii)     of the happening of any event which
makes  untrue any statement of a material fact made  in
the  registration  statement or prospectuses  or  which
requires  the  making of a change in such  registration
statement  or  prospectuses  in  order  to   make   the
statements therein not misleading; and

           (iv)  of all actions taken by the Commission
with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

      3.9 Distributor agrees to advise the Corporation promptly in writing of the happening of any event which makes untrue any statement of a material fact regarding the Distributor made in the registration statement or prospectuses (which statement was included in the registration statement or prospectuses in reliance on, and in conformity with, information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor for the purpose of, and used in, the registration statement), or which requires the making of a change in such registration statement or prospectuses in order to make such statements regarding the Distributor not misleading.


4.   Indemnification.

      4.1(a)     The Corporation authorizes Distributor
to  use  any  prospectus,  in  the  form  furnished  to
Distributor from time to time, in connection  with  the
sale  of  Shares.   The  Corporation  shall  indemnify,
defend  and  hold  the Distributor,  and  each  of  its
present   or   former  directors,  members,   officers,
employees, representatives and any person who  controls
or  previously  controlled the Distributor  within  the
meaning  of  Section  15  of the  1933  Act,  free  and
harmless  from and against any and all losses,  claims,
demands,  liabilities, damages and expenses  (including
the  costs  of investigating or defending  any  alleged
losses,   claims,  demands,  liabilities,  damages   or
expenses  and  any counsel fees incurred in  connection
therewith)  which Distributor, each of its present  and
former     directors,    officers,     employees     or
representatives  or  any such controlling  person,  may
incur  under the 1933 Act, the 1934 Act, the 1940  Act,
any other statute (including Blue Sky laws) or any rule
or  regulation  thereunder,  or  under  common  law  or
otherwise,  arising  out of or based  upon  any  untrue
statement,  or alleged untrue statement, of a  material
fact  contained  in the registration statement  or  any
prospectus,   as   from  time  to   time   amended   or
supplemented,  or  an  annual  or  interim  report   to
shareholders,  or  arising out of  or  based  upon  any
omission,  or  alleged omission,  to  state  therein  a
material   fact  required  to  be  stated  therein   or
necessary   to   make   the  statements   therein   not
misleading;  provided, however, that the  Corporation's
obligation  to  indemnify Distributor and  any  of  the
foregoing indemnitees shall not be deemed to cover  any
losses,   claims,  demands,  liabilities,  damages   or
expenses arising out of any untrue statement or alleged
untrue  statement or omission or alleged omission  made
in the registration statement, prospectus, or annual or
interim report in reliance upon and in conformity  with
information  relating to the Distributor and  furnished
to  the  Corporation or its counsel by Distributor  for
the  purpose of, and used in, the preparation  thereof;
and  provided further that the Corporation's  agreement
to  indemnify  Distributor and  any  of  the  foregoing
indemnitees shall not be deemed to cover any  liability
to   the  Corporation  or  its  shareholders  to  which
Distributor would otherwise be subject by reason of its
willful  misfeasance, bad faith or gross negligence  in
the  performance  of its duties, or by  reason  of  its
reckless disregard of its obligations and duties  under
this   Agreement.   The  Corporation's   agreement   to
indemnify  the  Distributor, and any of  the  foregoing
indemnitees,  as the case may be, with respect  to  any
action,  is  expressly conditioned upon the Corporation
being   notified   of  such  action   brought   against
Distributor,  or  any  of  the  foregoing  indemnitees,
within  a  reasonable time after the summons  or  other
first legal process giving information of the nature of
the  claim shall have been served upon the Distributor,
or such person, such notification to be given by letter
or   by   telegram   addressed  to  the   Corporation's
President, but the failure so to notify the Corporation
of  any  such  action shall not relieve the Corporation
from  any liability which the Corporation may  have  to
the  person  against  whom such action  is  brought  by
reason of any such untrue, or alleged untrue, statement
or  omission,  or alleged omission, otherwise  than  on
account   of  the  Corporation's  indemnity   agreement
contained in this Section 4.1.

      4.1(b)     The  Corporation shall be entitled  to
participate at its own expense in the defense or, if it
so elects, to assume the defense of any suit brought to
enforce any such loss, claim, demand, liability, damage
or expense, but if the Corporation elects to assume the
defense,  such  defense shall be conducted  by  counsel
chosen   by  the  Corporation  and  approved   by   the
Distributor,  which approval shall not be  unreasonably
withheld.   In  the  event the  Corporation  elects  to
assume  the  defense of any such suit and  retain  such
counsel,  the  indemnified defendant
or defendants in such suit shall bear the fees and expenses
of  any additional  counsel  retained  by  them.  If  the
Corporation does not elect to assume the defense of any
such suit, or in case the Distributor does not, in  the
exercise  of  reasonable judgment, approve  of  counsel
chosen   by  the  Corporation,  the  Corporation   will
reimburse  the indemnified person or persons  named  as
defendant or defendants in such suit, for the fees  and
expenses  of  any  counsel retained by Distributor  and
them.    The  Corporation's  indemnification  agreement
contained  in  this  Section 4.1 and the  Corporation's
representations and warranties in this Agreement  shall
remain   operative  and  in  full  force   and   effect
regardless of any investigation made by or on behalf of
the  Distributor,  and each of its  present  or  former
directors, officers, employees, representatives or  any
controlling  person, and shall survive the delivery  of
any Shares and the termination of this Agreement.  This
agreement  of indemnity will inure exclusively  to  the
Distributor's benefit, to the benefit of  each  of  its
present   or   former  directors,  members,   officers,
employees or representatives or to the benefit  of  any
controlling   persons   and  their   successors.    The
Corporation agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any of the Shares.

      4.2(a)    Distributor shall indemnify, defend and
hold the Corporation, and each of its present or former
directors,  officers,  employees, representatives,  and
any  person  who controls or previously controlled  the
Corporation  within the meaning of Section  15  of  the
1933  Act, free and harmless from and against  any  and
all  losses, claims, demands, liabilities, damages  and
expenses  (including  the  costs  of  investigating  or
defending   any   alleged  losses,   claims,   demands,
liabilities, damages or expenses, and any counsel  fees
incurred    in   connection   therewith)   which    the
Corporation,  and  each  of  its  present   or   former
directors, officers, employees, representatives, or any
such  controlling person, may incur under the 1933 Act,
the   1934  Act,  the  1940  Act,  any  other   statute
(including  Blue  Sky laws) or any rule  or  regulation
thereunder,  or under common law or otherwise,  arising
out  of  or  based upon any untrue, or alleged  untrue,
statement   of  a  material  fact  contained   in   the
Corporation's registration statement or any prospectus,
as from time to time amended or supplemented, or annual
or  interim report to shareholders or the omission,  or
alleged  omission,  to state therein  a  material  fact
required to be stated therein or necessary to make  the
statement not misleading, but only if such statement or
omission  was made in reliance upon, and in  conformity
with,  information  relating  to  the  Distributor  and
furnished  to  the Corporation or its  counsel  by  the
Distributor  for  the  purpose of,  and  used  in,  the
preparation   thereof.   Distributor's   agreement   to
indemnify  the  Corporation and any  of  the  foregoing
indemnitees shall not be deemed to cover any  liability
to Distributor to which the Corporation would otherwise
be  subject  by reason of its willful misfeasance,  bad
faith  or  gross negligence in the performance  of  its
duties, or by reason of its reckless disregard  of  its
obligations  and  duties, under  this  Agreement.   The
Distributor's  Agreement to indemnify the  Corporation,
and  any  of  the foregoing indemnitees,  is  expressly
conditioned  upon the Distributor's being  notified  of
any action brought against the Corporation, and any  of
the  foregoing  indemnitees, such  notification  to  be
given  by letter or telegram addressed to Distributor's
President,  within a reasonable time after the  summons
or  other first legal process giving information of the
nature  of  the claim shall have been served  upon  the
Corporation  or  such person, but  the  failure  so  to
notify Distributor of any such action shall not relieve
Distributor  from any liability which  Distributor  may
have  to the person against whom such
action is brought
by  reason  of  any  such untrue,  or  alleged  untrue,
statement  or  omission, otherwise than on  account  of
Distributor's   indemnity agreement contained  in  this
Section 4.2(a).

      4.2(b)     The  Distributor shall be entitled  to
participate at its own expense in the defense or, if it
so elects, to assume the defense of any suit brought to
enforce any such loss, claim, demand, liability, damage
or expense, but if the Distributor elects to assume the
defense,  such  defense shall be conducted  by  counsel
chosen   by  the  Distributor  and  approved   by   the
Corporation,  which approval shall not be  unreasonably
withheld.   In  the  event the  Distributor  elects  to
assume  the  defense of any such suit and  retain  such
counsel,  the  indemnified defendant or  defendants  in
such  suit  shall  bear the fees and  expenses  of  any
additional   counsel  retained   by   them.    If   the
Distributor does not elect to assume the defense of any
such suit, or in case the Corporation does not, in  the
exercise  of  reasonable judgment, approve  of  counsel
chosen   by  the  Distributor,  the  Distributor   will
reimburse  the indemnified person or persons  named  as
defendant or defendants in such suit, for the fees  and
expenses of any counsel retained by the Corporation and
them.    The  Distributor's  indemnification  agreement
contained  in  this  Section 4.2 and the  Distributor's
representations and warranties in this Agreement  shall
remain   operative  and  in  full  force   and   effect
regardless of any investigation made by or on behalf of
the  Corporation,  and each of its  present  or  former
directors, officers, employees, representatives or  any
controlling  person, and shall survive the delivery  of
any Shares and the termination of this Agreement.  This
Agreement  of indemnity will inure exclusively  to  the
Corporation's benefit, to the benefit of  each  of  its
present  or  former directors, officers,  employees  or
representatives  or to the benefit of  any  controlling
persons  and their successors.  The Distributor  agrees
promptly  to notify the Corporation of the commencement
of   any   litigation   or  proceedings   against   the
Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

5.   Offering of Shares.

       No   Shares  shall  be  offered  by  either  the
Distributor  or  the  Corporation  under  any  of   the
provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Corporation's obligation to repurchase Shares from any shareholder in accordance with the provisions of the registration statement.

6.         Term.

      6.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until December __, 1999. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Corporation's
Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by the Distributor and by a majority of the Corporation's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

      6.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term,
(2) upon mutual consent of the parties, or (3) on no less than thirty (30) days' written notice, by the Corporation's Board of Directors, by vote of a majority
(as defined with respect to voting securities in the 1940 Act) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). In addition, this Agreement may be terminated at any time, without penalty, with respect to a particular Fund by vote of a majority of the members of the Board of Directors who are not interested persons of the Corporation (as defined in the 1940 Act) and have no direct or indirect financial interest in this Agreement. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).


7.   Miscellaneous.

      7.1  The services of the Distributor rendered  to
the   Funds  are  not  deemed  to  be  exclusive.   The
Distributor  may  render such services  and  any  other
services   to   others,  including   other   investment
companies.  The Corporation recognizes that  from  time
to  time  directors,  officers, and  employees  of  the
Distributor may serve as directors, trustees,  officers
and   employees  of  other  entities  (including  other
investment  companies), that such  other  entities  may
include  the name of the Distributor as part  of  their
name  and  that  the Distributor or its affiliates  may
enter    into   distribution,   administration,    fund
accounting, transfer agent or other agreements with such other entities.

      7.2   Distributor agrees on behalf of itself  and
its   employees   to   treat  confidentially   and   as
proprietary information of the Corporation all  records
relative  to the Funds and prior, present or  potential
shareholders  of the Corporation (and clients  of  said
shareholders),  and  not  to  use  such   records   and
information  for any purpose other than performance  of
its responsibilities and duties hereunder, except after
prior  notification to and approval in writing  by  the
Corporation,  which approval may not be withheld  where
the  Distributor  may be exposed to civil  or  criminal
proceedings  for failure to comply, when  requested  to
divulge    such   information   by   duly   constituted
authorities, when subject to governmental or regulatory
audit  or  investigation, or when so requested  by  the
Corporation. Records and information which have  become
known  to  the public through no wrongful  act  of  the
Distributor  or  any  of  its  employees,   agents   or
representatives shall not be subject to this paragraph.

     7.3  This Agreement shall be governed by Wisconsin
law.  To  the  extent that the applicable laws  of  the
State  of  Wisconsin, or any of the provisions  herein,
conflict  with the applicable provisions  of  the  1940
Act, the latter shall control, and nothing herein shall
be construed in a manner inconsistent with the 1940 Act
or any rule or order of the Commission thereunder.  Any
provision of this Agreement which may be determined  by
competent  authority to be prohibited or  unenforceable
in  any jurisdiction shall, as to such jurisdiction, be
ineffective  to  the  extent  of  such  prohibition  or
unenforceability  without  invalidating  the  remaining
provisions   hereof,  and  any  such   prohibition   or
unenforceability   in   any  jurisdiction   shall   not
invalidate or render unenforceable such provision in any other jurisdiction.

      7.4  Any notice required or to be permitted to be
given  by either party to the other shall be in writing
and  shall  be deemed to have been given when  sent  by
registered  or certified mail, postage prepaid,  return
receipt   requested,  as  follows:    Notice   to   the
Distributor  shall  be  sent to  Sunstone  Distribution
Services,  LLC,  207  East Buffalo Street,  Suite  400,
Milwaukee, WI, 53202, Attention: Miriam M. Allison, and notice to the Corporation shall be sent to La Crosse
Funds,  Inc.  311  Main  Street, La  Crosse,  Wisconsin
54601 Attention: Steven J. Hulme.

      7.5        This Agreement may be executed in  any
number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     7.6      The   Corporation  shall  not  bear   any
distribution fees or costs for the performance  of  the
Distributor's   services  hereunder,  nor   shall   the
Corporation incur any such costs. Any such fees or costs shall be borne by the Corporation's investment adviser.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                      LA CROSSE FUNDS, INC.
                      (the "Corporation")



                    By:  /s/ Steven J. Hulme
                         ------------------------------
                         Steven J. Hulme
                         President

                       SUNSTONE  DISTRIBUTION SERVICES, LLC
                       (the "Distributor")


                    By:  /s/ Miriam M. Allison
                         ---------------------------------
                          Miriam M. Allison
                          President

                      Schedule A
                        to the
                Distribution Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
          Sunstone Distribution Services, LLC


                     Name of Funds



               Fund                          Effective Date


  La Crosse Large Cap Stock Fund            December 22, 1998